Exhibit (s)(2)

Calculation of Filing Fee Tables

Form N-2

(Form Type)

StepStone Private Markets

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)		Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
			Newly Registered Securities
Fees to Be Paid	Equity	Shares of Beneficial Interest	457	(o)	—	—	$1,400,000,000		.00011020	$154,280
Fees Previously Paid	—	—	—		—	—	—		—	—	—	—	—	—
			Carry Forward Securities
Carry Forward Securities	Equity	Shares of Beneficial Interest	415	(a)(6)	—	—	$100,000,000	(2)	.00009270	—	N-2	333-265157	May 23, 2022	$9,270
Total Offering Amount							$1,500,000,000			$154,280
Total Fees Previously Paid										—
Total Fee Offsets										—
Net Fee Due										$154,280

(1)	Estimated pursuant to Rule 457(o) under the Securities Act of 1933, as amended, solely for calculating the registration fee.
(2)

Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended (the “Securities Act”), the Registrant is carrying forward to this Registration Statement the $100,000,000 aggregate offering price of unsold shares of beneficial interest that the Registrant previously registered for sale pursuant to Registration Statement on Form N-2 (File No. 333-265157) initially declared effective on May 23, 2022 (the “Prior Registration Statement”). Filing fees have been previously paid in connection with these unsold shares of beneficial interest. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee previously paid with respect to such unsold shares of beneficial interest will continue to be applied to such unsold shares of beneficial interest. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of unsold shares of beneficial interest under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.